SUPPLEMENT

(to Prospectus Supplement dated July 28, 2005 to Prospectus dated June 24, 2005)

$678,763,000

(Approximate)

SACO I Trust 2005-5

Issuer

Mortgage Pass-Through Certificates, Series 2005-5

LaSalle Bank National Association

Master Servicer

Bear Stearns Asset Backed Securities I LLC

Depositor

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated July 28, 2005.

The sentence under the section entitled “Cut-Off Date” on page S-5 shall be deleted in its entirety and replaced with the following:

The close of business on July 1, 2005, with a balance of $565,518,713.55, with respect to the Group I Loans, and June 30, 2005, with respect to the Group II HELOCs.

The following shall be added immediately prior to the section entitled “Summary—Optional Termination” on page S-13 of the prospectus supplement:

Advances

The related servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Group I Loans (other than the Group I Loans serviced by Union Federal Bank of Indianapolis), and with respect to balloon Group I Loans (other than the Group I Loans serviced by Union Federal Bank of Indianapolis), an amount equal to the assumed monthly principal and interest payment that would have been due on the related due date based on the original principal amortization schedule for such balloon Group I Loans, in general to the extent that the related servicer reasonably believes that such cash advances can be repaid from future payments on the related Group I Loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in under “Master Servicing and Servicing of Group I Loans and Group II HELOCs—Advances.” These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

The first sentence under the section entitled “Master Servicing and Servicing of Group I Loans and Group II HELOCS—The Master Servicer Collection Accounts” on page S-54 of the prospectus supplement shall be amended by inserting the words “and advances made from the related Servicer’s own funds in the case of any Group I Loan (other than any Group I Loan serviced by Union Federal)” after the words “and the repurchase price for any mortgage loans repurchased” in such sentence.

The first sentence under the section entitled “Master Servicing and Servicing of Group I Loans and Group II HELOCS— The Master Servicer Collection Accounts” on page S-55 of the prospectus supplement shall be amended by inserting the words “and advances (to the extent required to make advances) made from the Master Servicer’s own funds in the case of any Group I Loan (other than any Group I Loan serviced by Union Federal)” after the words “into which it will deposit amounts received from each related Servicer” in such sentence.

Clauses (iv) and (v) under the section entitled “Master Servicing and Servicing of Group I Loans and Group II HELOCS— The Master Servicer Collection Accounts” on page S-55 of the prospectus supplement shall be deleted in their entirety and replaced with the following:

(iv)         Any amounts required to be deposited with respect to losses on permitted investments;

(v)          Any advance and compensating interest payments made by the related Servicer; and

(vi)         Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the related Master Servicer Collection Account pursuant to the Pooling and Servicing Agreement.

The following subsections shall be added prior to the heading “Master Servicing and Servicing of Group I Loans and Group II HELOCs—Evidence as to Compliance” on Page S-56 of the prospectus supplement:

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment, which is referred to in this prospectus supplement as a Prepayment Interest Shortfall. In order to mitigate the effect of any such shortfall in interest distributions to holders of the Group I Certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related Servicer with respect to the Group I Loans serviced by it (other than the Group I Loans serviced by Union Federal) for such month shall, to the extent of such shortfall, be remitted by the related Servicer to the Master Servicer for deposit in the Group I Master Servicer Collection Account. Such deposited amounts are referred to as Compensating Interest in this prospectus supplement. In the event that the related Servicer fails to remit such compensating interest payments, the Master Servicer will be required to do so to the extent described in the Pooling and Servicing Agreement. Any such deposit or remittance by the Master Servicer or the related Servicer will be reflected in the distributions to holders of the Group I Certificates entitled thereto made on the distribution date on which the Principal Prepayment received would be distributed.

Advances

If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable servicing agreement or the Pooling and Servicing Agreement, for example as a result of application of the Relief Act or similar state laws, the related Servicer will remit to the Master Servicer, with respect to the Group I Loans serviced by it (other than the Group I Loans serviced by Union Federal), for deposit in the Group I Master Servicer Collection Account within the number of days prior to the related distribution date set forth in the related Servicing Agreement, an amount equal to such delinquency, net of the related servicing fee except to the extent that the related Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Group I Loan for which such advance was made. With respect to a delinquent balloon payment, neither the related Servicer nor the Master Servicer will be required to advance such delinquent balloon payment. The related Servicer (or the Master Servicer, if applicable) will, however, remit an amount equal to the assumed monthly principal and interest payment, net of the related servicing fee (or master servicing fee, if applicable), that would have been due on the related due date based on the original principal amortization schedule for such balloon Group I Loan (except in the case of any balloon Group I Loans serviced by Union Federal). Subject to the foregoing, such advances will be made by the related Servicer until the liquidation of the related mortgaged property. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement, will constitute an event of default under such Servicing Agreement. Such event of default by the related Servicer shall then obligate the Master Servicer, subject to a non-recoverability determination, to advance such amounts to the related Distribution Account to the extent provided in the Pooling and Servicing Agreement. Any failure of the Master Servicer to make such advances, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement, will constitute an event of default under such agreement. The Trustee, in its capacity as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

All advances will be reimbursable to the related Servicer or the Master Servicer, as applicable, on a first priority basis from either (a) late collections from the Group I Loan as to which such unreimbursed advance was made or (b) as to any advance that remains unreimbursed in whole or in part following the final liquidation of the related Group I Loan, from any amounts otherwise distributable on any class of Group I Certificates.

The related Servicer or the Master Servicer, as applicable, will discontinue making advances with respect to any Group I Loan that becomes 90 days delinquent (other than any Group I Loan serviced by Union Federal). In addition, the related Servicer or the Master Servicer, as applicable, must charge off a Group I Loan (other than any Group I Loan serviced by Union Federal) at the time such mortgage loan becomes 180 days delinquent. Once a Group I Loan is charged off, neither the related Servicer nor the Master Servicer will be entitled to any additional servicing fee or master servicing fee for such Group I Loan, except to the extent of any unpaid servicing fees and expenses and any unpaid master servicing fees and expenses which will be reimbursable from any recoveries on such Group I Loan, and the Group I Loan will be treated as a liquidated Group I Loan giving rise to a Realized Loss. If the related Servicer or the Master Servicer, as applicable, determines that a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Group I Loan that becomes 90 days delinquent, the related Servicer or the Master Servicer may continue making advances on such Group I Loan.

The definition of “Available Distribution Amount” under the section entitled “Description of the Certificates—Glossary” on page S-63 of the prospectus supplement shall be deleted in its entirety and replaced with the following:

“Available Distribution Amount” with respect to Group I Offered Certificates and the Class I-B-4 Certificates and any distribution date is an amount equal to (1) the sum, without duplication, of (a) the aggregate of the amounts on deposit in the Group I Master Servicer Collection Account or the related Distribution Account in respect of the Group I Loans as of the close of business on the business day preceding the Payment Date, (b) the aggregate of any amounts received in respect of any REO Property related to Loan Group I for such Payment Date and (c) the aggregate of any Advances made by the related Servicer or the Master Servicer for such Payment Date, (d) principal prepayments on the Group I Loans (including but not limited to monthly payments received in respect of the Group I Loans for any future due period) received after the related Prepayment Period (together with any interest payments on such principal prepayments to the extent they represent the payment of interest accrued on the Group I Loans during a period subsequent to the related Prepayment Period), (e) liquidation proceeds, subsequent recoveries and insurance proceeds received in respect of the Group I Loans during the related Collection Period, and (f) with respect to the first distribution date, the Special Deposit, reduced (to not less than zero) by (2) the sum of the portions of the amounts described in clause (1)(a) above that represents (a) amounts reimbursable or payable to the Depositor, the Sellers, the Master Servicer, the Securities Administrator, any originator or the Trustee pursuant to the Pooling and Servicing Agreement, or the Custodians, pursuant to the Custodial Agreements, in each case, arising in connection with the Group I Loans including without limitation any allocable share of Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expenses Cap), (b) Master Servicing Fees payable to the Master Servicer arising in connection with the Group I Loans, (c) amounts deposited in the Group I Master Servicer Collection Account or the related Distribution Account in error, (d) Prepayment Charges received in respect of the Group I Loans and (e) any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider.

The definition of “Available Principal Payment Amount” under the section entitled “Description of the Certificates—Glossary” on page S-63 of the prospectus supplement shall be deleted in its entirety and replaced with the following:

"Available Principal Payment Amount" means, with respect to the Class II-A, Class II-M and Class II-B Certificates and any distribution date, the sum of:

(i) the greater of (A) zero and (B)

(1) with respect to any distribution date during the Managed Amortization Period and if the Seller's Pro Rata Test is not met, the Principal Collection Amount less (a) the aggregate Draws for such distribution date and (b) the aggregate Certificate Principal Balance of the Class II-S Certificates immediately prior to that distribution date;

(2) with respect to any distribution date during the Managed Amortization Period and if the Seller's Certificate Pro Rata Test is met, the Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related distribution date; and

(3) with respect to any distribution date during the Rapid Amortization Period, the Floating Allocation Percentage of the Principal Collection Amount; and

(ii) the related Overcollateralization Increase Amount for that distribution date,

minus

(iii) the Group II Overcollateralization Reduction Amount for that distribution date; and

(iv) the related master servicing and servicing fees and such Loan Group’s share of any Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap), to the extent not already covered by a reduction to the Interest Collection Amount.

The definitions of “Class I-A Principal Distribution Amount,” “Class I-B-1 Principal Distribution Amount,” “Class I-B-2 Principal Distribution Amount,” “Class I-B-3 Principal Distribution Amount,” “Class I-B-4 Principal Distribution Amount,” “Class I-M-1 Principal Distribution Amount,” “Class I-M-2 Principal Distribution Amount,” “Class I-M-3 Principal Distribution Amount” and “Class I-M-4 Principal Distribution Amount” under the section entitled “Description of the Certificates—Glossary” on pages S-64 through S-66 of the prospectus supplement shall be amended by inserting the following after the words “the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period” in such definitions:

(after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Collection Period)

The definition of “Collection Period” under the section entitled “Description of the Certificates—Glossary” on page S-69 of the prospectus supplement shall be deleted in its entirety and replaced with the following:

“Collection Period” means with respect to any distribution date and the Group I Loans, the period commencing on the second day of the month preceding the month of the distribution date and ending on the first day of the month of the distribution date; and with respect to any distribution date and the Group II HELOCs, the calendar month preceding the month in which such distribution date occurs.

The definition of “Current Interest” under the section entitled “Description of the Certificates—Glossary” on page S-70 of the prospectus supplement shall be deleted in its entirety and replaced with the following:

“Current Interest” with respect to each class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class, reduced by any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls, in each case to the extent allocated to such class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates described under “Description of the Certificates—Distributions on the Certificates” in this prospectus supplement.

The definition of “Cut-off Date” under the section entitled “Description of the Certificates—Glossary” on page S-70 of the prospectus supplement shall be deleted in its entirety and replaced with the following:

“Cut-off Date” means, with respect to the Group I Loans, the close of business on July 1, 2005; and with respect to Group II HELOCs, the close of business on June 30, 2005.

The definition of “Extraordinary Trust Fund Expenses” under the section entitled “Description of the Certificates—Glossary” on page S-70 of the prospectus supplement shall be amended by inserting the words “(other than advances and servicing advances)” after the words “any amounts reimbursable” in such definition.

The definition of “Group I Overcollateralization Amount” under the section entitled “Description of the Certificates—Glossary” on page S-72 of the prospectus supplement shall be amended by inserting the words “or advanced” after the words “to the extent received” in such definition:

The definition of “Group I Overcollateralization Target Amount” under the section entitled “Description of the Certificates—Glossary” on page S-72 of the prospectus supplement shall be amended by inserting the words “or advanced” after the words “to the extent received” in such definition:

The definition of “Interest Collection Amount” under the section entitled “Description of the Certificates—Glossary” on page S-74 of the prospectus supplement shall be deleted in its entirety and replaced with the following:

“Interest Collection Amount” with respect to each distribution date, an amount equal to the amount received by the related Servicer and consisting of interest collected during the related Collection Period on the Group II HELOCs and allocated to interest in accordance with the terms of the related servicing agreement, together with the interest portion of any repurchase price relating to any repurchased Group II HELOCs and the interest portion of any substitution adjustment amount paid during the related Collection Period and any Subsequent Recoveries on Group II HELOCs that were previously Charged-Off HELOCs, reduced, without duplication, by such Loan Group’s share of any Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap).

The definition of “Interest Remittance Amount” under the section entitled “Description of the Certificates—Glossary” on page S-74 of the prospectus supplement shall be amended by inserting the words “or advanced” after the words “interest received” in such definition.

The following definitions shall be added after the definition “Prepayment Charges” under the section entitled “Description of the Certificates—Glossary” on page S-76 of the prospectus supplement:

“Prepayment Interest Shortfall” means with respect to the Group I Loans and any distribution date, for each Group I Loan that was the subject of a Principal Prepayment in full or in part during the related Prepayment Period and applied by the related Servicer to reduce the outstanding principal balance of such Group I Loan on a date preceding the scheduled due date in the related Prepayment Period, an amount equal to interest at the applicable Expense Adjusted Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period.

“Prepayment Period” means with respect to the Group I Loans and any distribution date, the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs.

The following definition shall be added after the definition “Principal Distribution Amount” under the section entitled “Description of the Certificates—Glossary” on page S-76 of the prospectus supplement:

“Principal Prepayment” means any payment of principal made by the mortgagor on a Group I Loan which is received in advance of its scheduled due date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any due date in any month or months subsequent to the month of prepayment.

The definition of “Principal Remittance Amount” under the section entitled “Description of the Certificates—Glossary” on page S-77 of the prospectus supplement shall be amended by inserting the words “or advanced” after the words “interest received” in such definition.

The definition of “Realized Loss” under the section entitled “Description of the Certificates—Glossary” on page S-77 of the prospectus supplement shall be deleted in its entirety and replaced with the following:

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted Group I Loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the related Servicer or the Master Servicer, as applicable, through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the related Servicer receives Subsequent Recoveries with respect to any Group I Loan, the amount of the Realized Loss with respect to that Group I Loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of Group I Certificates on any distribution date.

The following paragraphs shall be added immediately after the first paragraph under the section entitled “Distributions on the Certificates—Group I Certificates—Interest Distributions” on page S-80 of the prospectus supplement:

Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month of prepayment. However with respect to any distribution date and the Group I Loans, any Prepayment Interest Shortfalls resulting from prepayments made during the related Prepayment Period that are being distributed to the Group I Certificateholders on that distribution date will be offset by the related Servicer (other than in the case of any Group I Loan serviced by Union Federal), but only to the extent those Prepayment Interest Shortfalls do not exceed the aggregate of the servicing fees on the Group I Loans for the applicable distribution date. Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer (other than in the case of any Group I Loan serviced by Union Federal) are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the portion of the Master Servicing Fee payable to the Master Servicer for its master servicing activities with respect to that distribution date. No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor.

With respect to any distribution date, any Prepayment Interest Shortfalls (to the extent not covered by the related Servicer or the Master Servicer as described above) and Relief Act Shortfalls during the preceding calendar month will be covered by related Net Monthly Excess Cashflow available therefor for that distribution date, if any, as described under “—Excess Spread and Overcollateralization Provisions” below. Any Prepayment Interest Shortfalls and Relief Act Shortfalls will be allocated among the Group I Offered Certificates in accordance with the amount of accrued Certificate interest that would have accrued on that Certificate absent these shortfalls.

Any Prepayment Interest Shortfalls (to the extent not covered by the related Servicer or the Master Servicer as described above) and Relief Act Shortfalls not covered by related Net Monthly Excess Cashflow for the related distribution date will accrue interest at the then-applicable Pass-Through Rate on that class of Group I Offered Certificates, and will be paid, together with interest thereon, on future distribution dates only to the extent of any related Net Monthly Excess Cashflow available therefor on that distribution date, as described under “—Excess Spread and Overcollateralization Provisions” below. The ratings assigned to the Group I Offered Certificates do not address the receipt of any amounts in respect of any Prepayment Interest Shortfalls or Relief Act Shortfalls.

The last sentence of the first paragraph under the section entitled “Distributions on the Certificates—Group I Certificates—Interest Distributions” on Page S-80 of the prospectus supplement shall be deleted in its entirety and replaced with the following:

On any distribution date, any Prepayment Interest Shortfalls and Relief Act Shortfalls will be allocated to the Class I-A, Class I-M and Class I-B Certificates on a pro rata basis.

Clauses 4 and 5 of the fifth paragraph under the section entitled “Distributions on the Certificates—Group I Certificates—Excess Spread and Overcollateralization Provisions” on page S-82 of the prospectus supplement shall be deleted in its entirety and replaced with the following:

4.            to pay the holders of the Class I-A, Class I-M and Class I-B Certificates, on a pro rata basis, based on accrued Certificate interest otherwise due thereon, the amount of any Prepayment Interest Shortfalls and Relief Act Shortfalls allocated thereto for that distribution date;

5.            to pay to the holders of the Class I-A, Class I-M and Class I-B Certificates, on a pro rata basis, based on unpaid Prepayment Interest Shortfalls and Relief Act Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls and Relief Act Shortfalls remaining unpaid from prior distribution dates, together with interest thereon at the related Pass-Through Rates;

The first sentence under the section entitled “Description of the Certificates—Termination; Retirement of Certificates” on pages S-86 and S-87 of the prospectus supplement shall be amended by inserting the words “or advanced” after the words “to the extent received” in such sentence.

The third bullet point under the section entitled “Description of the Certificates—Termination; Retirement of Certificates” on page S-87 of the prospectus supplement shall be shall be deleted in its entirety and replaced with the following:

•any unreimbursed out-of-pocket costs and expenses of the Trustee, the Securities Administrator, the related Servicer or the Master Servicer and the principal portion of any unreimbursed advances previously incurred by the related Servicer or the Master Servicer, as the case may be, in the performance of their obligations, respectively.

The first sentence under the section entitled “Description of the Certificates—Optional Purchase of Certain Loans” on pages S-90 of the prospectus supplement shall be amended by inserting the words “or advanced” after the words “interest was last paid by the related mortgagor” in such sentence.

The first bullet point under the section entitled “Description of the Certificates—Events of Default” on page S-91 of the prospectus supplement shall be shall be deleted in its entirety and replaced with the following:

•any failure by the Master Servicer to remit to the Securities Administrator any amount received or collected by it with respect to the Group I Loans or Group II HELOCs or any advance required to be made by the Master Servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the voting rights evidenced by the Certificates;

The first paragraph under the section entitled “Description of the Certificates—Rights Upon Event of Default” on page S-91 of the prospectus supplement shall be shall be deleted in its entirety and replaced with the following:

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of written instructions from the holders of Certificates having not less than 25% of the voting rights evidenced by the Certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Group I Loans and Group II HELOCs, whereupon the Trustee shall, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement; provided, however, the Trustee in its capacity of successor Master Servicer shall be responsible for making any advances required to be made by the Master Servicer immediately upon termination of the predecessor Master Servicer and any such advance shall be made on the

Distribution Date on which such advance was required to be made by the predecessor Master Servicer; provided, further, that the Trustee shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice of termination. As compensation therefor, the Trustee shall be entitled to all compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the Master Servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the Master Servicer under the Pooling and Servicing Agreement, the Trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Group I Loans and Group II HELOCs as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as provided above. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the master servicing and servicing of the Group I Loans and Group II HELOCs, including the delinquency experience of the Group I Loans and Group II HELOCs. The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor Master Servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated Master Servicer, will be paid by the trust fund.

The third paragraph under the section entitled “Ratings” on page S-136 of the prospectus supplement shall be deleted in its entirety and replaced with the following:

In addition, the ratings by Standard & Poor’s, Moody’s and Fitch do not address the likelihood of the receipt of any amounts in respect of Net WAC Cap Rate Carryover Amounts, any Prepayment Interest Shortfalls or Relief Act Shortfalls.

_____________________________

This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

Until 90 days after the date of this supplement, all dealers effecting transactions in the certificates offered hereby, whether or not participating in this distribution, may be required to deliver a supplement, prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a supplement, prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Bear, Stearns & Co. Inc.

The date of this supplement is August 18, 2005